Fourth Quarter 2013 Earnings Highlights January 24, 2014 Gary M. Crosby President & Chief Executive Officer Gregory W. Norwood Chief Financial Officer

Safe Harbor Statement Any statements contained in this presentation regarding the outlook for FNFG’s business and markets, such as projections of future earnings performance, statements of FNFG’s plans and objectives, forecasts or market trends and other matters, are forward-looking statements based on FNFG’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, FNFG claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events. Certain factors could cause FNFG’s future results to differ materially from those expressed or implied in any forward-looking statements contained in this presentation. These factors include the factors discussed in Part I, Item 1A of FNFG’s 2012 Annual Report on Form 10-K under the heading “Risk Factors” and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive. 2

CEO Focus 3 • Delivered on 2013 Goals by balancing near-term earnings performance with long-term investments •Achieved EPS and year-end expense targets by reducing inefficiencies 2013 Recap •Continued organic growth and increased market share •Address fee income opportunities in commercial and consumer businesses • Improve feature functionalities and value proposition •Keep pace with increasing regulatory ask CEO Focus •Accelerate technology investments to benefit long-term profitability, efficiency & customer experience •Investments include technology “common rails” to capitalize on innovations in infrastructure, product integration and delivery to customers •$200 million to $250 million investment over the next 3 to 4 years •$60 million to $80 million revenue opportunity in 2017/18 Top Priorities •Target Normalized ROA of 1.15% - 1.20% •10-15 bps benefit from investments prior to rate normalization •Target Mid-50% efficiency ratio in normalized environment •Target Fee income: 25% of larger revenue base Measuring Success

4Q13 Financial Highlights

Income Statement ($MM)	3Q13	4Q13
Net interest income	$ 277.5	$ 280.3
Noninterest Income	91.4	89.3
Total Revenue	369.0	369.6
Noninterest Expenses	231.2	227.1
Pre-tax, pre-provision Income	137.8	142.4
Provision for loan losses	27.6	32.0
Pretax Income	110.2	110.4
Income taxes	31.0	32.8
Net Income	$ 79.1	$ 77.7
Preferred stock dividend	7.5	7.5
Net Income Available to Common	$ 71.6	$ 70.1
GAAP Earnings Per Diluted Share	$ 0.20	$ 0.20
Key Ratios		
Net Interest Margin	3.40%	3.41%
Return on Average Tangible Assets[1]	0.91%	0.88%
Pre-tax, pre-provision ROA	1.47%	1.51%
Return on Average Tangible Common Equity[1]	13.92%	13.25%
Efficiency Ratio	62.66%	61.46%

- Diluted earnings per share of $0.20 in Q4, unchanged QOQ
  - Pre-tax pre-provision increased 3% QOQ
- Average loans increased 9% annualized QOQ
  - Average commercial loans increased 7% annualized QOQ
  - Continued momentum in indirect auto business
- Net interest margin consistent with prior quarter
  - Adjusted NIM of 3.32% consistent with guidance
- Operating expenses were $225 million (ex ~$2M in unanticipated operational losses including Target stores card breach)
- Credit metrics stable
  - Originated NCOs of 0.43%, in line with guidance
  - Increase due to 3Q commercial recovery and full-quarter impact of credit card losses in 4Q13 previously charged to the credit mark

1. Represents a non-GAAP measure. Refer to the Appendix for further information.

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Revenue Overview

	3Q13	4Q13	QOQ Change $
Net Interest Income	$ 277.5	$ 280.3	$ 2.7
Noninterest Income			
Deposit Service Charges	$ 27.1	$ 25.7	$ (1.4)
Insurance Commissions	17.9	15.4	(2.4)
Merchant and Card Fees	12.5	12.6	0.1
Wealth Management Services	15.2	15.4	0.3
Mortgage Banking	2.3	2.8	0.5
Capital Markets Income	5.1	6.3	1.3
Leading and Leasing	4.9	4.1	(0.7)
Bank Owned Life Insurance	3.7	6.0	2.3
Other Income	2.9	0.9	(1.9)
Total Nonintereset Income	$ 91.4	$ 89.3	$ (2.1)
Total Revenue	$ 369.0	$ 369.6	$ 0.6

- **Modest increase in revenues QOQ** reflecting stronger net interest income offset by seasonal weakness in certain fee categories
- **Net interest income increased 1% QOQ; NIM up 1 bp to 3.41%**
  - NII benefited ~$7.0M from items that are not expected in the normal course of business, compared to $6M last quarter
  - Average Inv Securities down 6% reflecting balance sheet rotation in 3Q; rotation ceased in 4Q
- **Noninterest income decreased 2% QOQ**
  - Seasonal decrease in insurance commissions (renewal activity) and deposit service charges (NSF Incidence rates)
  - Capital markets income increase reflects both higher derivative & syndication fees
  - Mortgage banking increase due to higher servicing income
  - BOLI income up due to 4Q insurance claim payout
  - Lower other income due to lower gains from investment partnerships and tax credit investments

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Net Interest Income and Margin Overview • 4Q13 reported NII and NIM reflect the beneficial impact of $7.0 million (8 bps) related to items not expected in the normal course of business • Loan yields down 10 bps QOQ to 4.04% as new origination yields continue to trend lower than those rolling off – Loan spreads continue to remain in line with expectations • Interest-bearing deposit costs unchanged at 23 bps $ in millions NII (FTE) NIM Notes 4Q13 As Reported $284.9 3.41% Less: CLO pay-off discount recognition -$1.0 -0.01% Earlier than expected pay-offs of CLOs purchased at a discount Less: CMO retroactive adjustment -$3.5 -0.04% Retroactive adjustment for changes in prepayment projections in CMO portfolio Less: CRE prepayment penalties -$0.3 -0.00% Higher than normal fees due to elevated CRE prepayment activity Less: Other favorable adjustments -$2.2 -0.03% Various small loan and security adjustments SUB-TOTAL $-7.0 -0.08% 4Q13 Normalized * $277.9 3.32% In line with prior guidance 6 *Note: Data doesn’t foot down due to rounding

Noninterest Expense Summary  Positive operating leverage achieved due to NII growth and expense reduction  Q4 reported operating expenses decreased $4.0 million, or 2% QOQ  Q4 expenses of $227 million include ~$2 million in unexpected items  Accrual for losses related to Target stores card breach  Mortgage insurance losses  Expense related to Volcker rule review  Salaries and benefits decreased $1.3 million primarily due to lower overtime and temporary help expense  Reduced FDIC premiums reflect lower high-risk loan levels, lower insured deposits and other adjustments  Operating efficiency ratio improved to 61.5% from 62.7% in 3Q13 and 65.2% in 4Q12 *;  Total expenses to average loans and deposits improved to 1.89%, compared to 1.94% in Q3 2013 and 2.00% in Q4 2012* 7 Noninterest Expense 3Q13 4Q13 Change $ Salaries & Benefits 115.0$ 113.8$ (1.3)$ Occupancy & Equipment 26.6 27.4 0.8 Technology & Communication 29.0 29.5 0.5 Marketing 5.8 4.9 (0.9) Professional Services 9.8 9.3 (0.5) Amortization of Intangibles 7.7 7.6 (0.1) FDIC Premiums 9.4 7.4 (1.9) Other Expense 27.9 27.3 (0.6) Total Noninterest Exp nse 231.2$ 227.1$ (4.0)$ QOQ * Excludes merger related charges in 4Q12. Operating results represent a non-GAAP measure. Refer to the Appendix for further information.

Business Summary 8 • Strong organic loan growth continued in Q4 as average loan increased 9% annualized QOQ • Total commercial loans increased 7% from the prior quarter on 7% growth in C&I lending and 6% growth in commercial real estate (CRE) • Strength in the Middle Market, Healthcare, Business Banking and Equipment Financing business units drive C&I growth • CRE growth muted by elevated prepayment activity reflecting competitive landscape and the company’s decision to maintain its prudent underwriting policy • Commercial growth across entire footprint with double-digit increases in New England and Western PA • Continued momentum in indirect auto lending platform • $317 million in originations with an average FICO of 754; average yield of 3.06% net of dealer reserve, down 5 bps QOQ • Home equity balances increased 7% annualized on the success of targeted marking campaigns • Average residential real estate loans declined 7% annualized reflecting normal amortization and prepayment of portfolio balances Loans • Average core deposits increased 3% QOQ driven by higher customer balances • Transactional deposits increased 14% annualized QOQ reflecting an increase in account balances typical with seasonal patterns • Transactional deposits represented 36% of total deposits in Q4, up from 32% a year ago • Interest-bearing deposit cost of 23 bps consistent QOQ •Mobile banking adoption rates continue to outperform expectations •More than 140,000 customers have registered since inception in January 2013 • Remote deposit capture in pilot; to be launched publicly in Q1 • Over 60 branches consolidated since 2011; ten more consolidations underway in Q1 2014 Deposits

RMBS 48.9% CMBS 15.5% CLO 12.3% ABS 7.9% Corporates 7.6% Muni 4.5% US Gov't. 2.7% Other 0.4% UST 0.2% Investment Securities1 Portfolio as of December 31, 2013 9 Portfolio Stats 3Q13 4Q13 Market Value $11.4 B $11.4 B Yield 2.98% 3.01% Average Rating AA AA Remaining RMBS Purchase Premium $68 M $71M Remaining Premium as a % of RMBS Portfolio 1.3% 1.3% Total Portfolio Duration 3.2 years 3.5 years AFS Portfolio Duration 2.9 years 3.0 years QOQ Change in after-tax AOCI -$7M -$13M Quarterly Purchases 3Q13 4Q13 Total $391 M $393 M Yield 2.6% 2.5% Average Rating AA+ AA+ 1. Excludes FHLB and Federal Reserve Bank stock 2. Commercial assets include C&I and CRE loans plus CLO, CMBS, corporates and commercial ABS at amortized cost Investment Security Mix (Book Value $11.4B) Credit Securities $4.9B; 43% Traditional Portfolio $6.5B; 57% Commercial Assets2 to Total Deposits 6 1% 7 1% 5 2% 5 5% 5 8% 6 1% 6 2% 6 3% 6 5% 40% 45% 50% 55% 60% 65% 70% 75% 80% 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 Commercial Assets * to Total Deposits FNFG Peer Median * Commercial assets include C&I and CRE loans plus CLO and CMBS

2014 Outlook

(as of January 24, 2014)

Average loans

➢**1Q14: Mid-single digit annualized growth**

➢**FY14: Mid-to- high-single digit growth vs FY13**

- ❑ C&I: Well positioned with line commitments for economic improvement
- ❑ CRE: Elevated prepayments to curtail absolute portfolio growth

Investment securities [1]

➢**1Q14: Average balances consistent with 4Q13**

➢No material change in security balances throughout 2014

➢**FY14: Average earning asset growth of low-to-mid single digit** reflecting mid-to-high-single digit loan growth and flat investment securities

Net interest margin

➢**1Q14: Mid-single digit bps NIM compression from 3.41% reported in 4Q13**

- ❑ 1Q14 NII expectations in line with current consensus model of ~$271M

➢**FY14: NIM expectations consistent with current median consensus range of 3.25% to 3.30%**

Fee income

➢**1Q14: Modest decrease from 4Q13**

- ❑ Seasonal decreases in service charges and merchant & card fees

➢**FY14: Fee income modestly higher than 2013**

Credit

➢**1Q14 / FY14: Originated NCOs to average ~40 +/- bps of orig. loans**

- ❑ 1Q14 provision: $25 - $27M range
- ❑ Continued seasoning of the indirect auto portfolio
- ❑ Excess provision at ~1.20% provision on net originated loan growth

Operating expenses

➢**1Q14: Operating expenses expected to increase high-single digits from reported 4Q13** due to seasonally high payroll taxes and investment spend increases

- ➢Excludes $8-10 million in pre-tax restructuring charges related to severance and recently announced branch realignment

➢**FY14: 1Q14 an appropriate quarterly run rate as investments in people and project ramp up through 2014**

➢Higher staffing expenses, technology, depreciation and professional fees

Taxes

➢**~25-26% throughout 2014**

- ❑ Lower tax rate reflects benefit from taxable reorganization of certain subsidiaries

Earnings Per Share

➢**FY14: Operating EPS of $0.72 - $0.75** (excludes the impact of ~$0.02 in restructuring costs)

1. Securities include RMBS, CMBS, Other investment securities, and money market and other investment balances
2. Balance sheet growth metrics are annualized; income statement growth rates are not annualized

Source: SNL Financial and analyst models

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Appendix Non-GAAP Measures – This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). The Company believes that these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these non- operating items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the Company’s ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this presentation, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this Appendix. 11

Credit Quality – Originated Portfolio

$ in millions	4Q12	3Q13	4Q13
Provision for loan losses	$21.4	$25.4	$28.2
Net Charge-offs	$7.6	$12.9	$17.8
NCOs / Average Loans	0.24%	0.33%	0.43%
Nonperforming Originated Loans	$143.1	$144.8	$157.4
NPLs / Loans – Originated	1.07%	0.89%	0.93%
Total Originated Loans	$13,372	$16,212	$16,922
Allowance – Originated	$161.0	$195.0	$205.3
Allowance / Loans – Originated	1.20%	1.20%	1.21%
Criticized[1]	$560.6	$634.2	$677.2
Criticized as a % of Total Originated Loans	4.2%	3.9%	4.0%
Classified[2]	$376.3	$395.9	$452.3
Classified as a % of Total Originated Loans	2.8%	2.4%	2.7%

- Net charge-offs of 43 bps in Q4; up 10 bps from Q3
  - Increase due in part to one large recovery of $3M in Q3 on charged-down NPL that was refinanced away
  - Q4 is first full quarter impact of credit card charge-offs that were previously charged to the credit mark
- Reserve build continued as provision expense of $28.2M was well in excess of $17.8M in NCOs
  - $0.7 billion in organic loan growth
  - Coverage ratio of originated allowance consistent with prior quarters
  - Reserve build reduced EPS by ~$0.02 in Q4
- Originated NPLs increased 9% QOQ due to two commercial loans across different industries and geographies
- 30-90+ day delinquencies stable QOQ

Note: Originated loans represent loans excluding acquired loans (i.e., loans originated under First Niagara ownership)
1. Loans classified as special mention, substandard or doubtful.
2. Loans classified as substandard or doubtful.

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Credit Quality - Acquired Portfolio • In 4Q13, provision on acquired loans was $3.4 million, compared to $1.8 million in 3Q • Credit mark of $125 million equals 2.7% of remaining $4.6B acquired book; ~25 bps of tangible capital 13 * Acquired loans before associated credit discount. Refer to the ending balance sheet in our Q4 2013 press release tables for a reconciliation to total loans and leases. $ in millions NCC HNBC NAL HSBC Acquired NCC HNBC NAL HSBC Acquired Provision for loan losses - 1.8 - - 1.8 - 3.4 - - 3.4 Net charge-offs - - - 0.1 0.1 - 2.4 - - 2.4 NCOs / Avg Loans 0.01% 0.21% Nonperforming loans 3.1 13.8 7.9 5.6 30.4 2.7 14.2 7.4 5.9 30.1 Total loans * 244 1,040 2,811 911 5,007 228 957 2,585 872 4,643 Allowance - 3.0 - - 3.0 - 4.0 - - 4.0 Credit discount on Acq loans 9.8 25.6 69.8 24.0 129.2 9.5 23.9 69.4 22.5 125.3 Credit discount / Acq loans 4.0% 2.5% 2.5% 2.6% 2.6% 4.1% 2.5% 2.7% 2.6% 2.7% Criticized 34.7 125.3 149.7 33.8 343.6 33.5 95.4 146.9 32.0 307.8 Classified 23.0 105.1 98.2 26.1 252.4 21.5 81.6 82.7 25.6 211.4 Accruing 90+ days delinquent 9.6 55.2 57.5 11.5 133.8 9.3 36.1 55.1 9.9 110.3 Q3 2013 Q4 2013

14 Originated NPL to Loans by Loan Category1 Originated NCO to Loans by Loan Category1 1. Excludes acquired loans that are marked to market at acquisition. Strong Asset Quality 0.84% 0.84% 0.76% 0.86% 1.66% 1.65% 1.02% 1.14% 0.54% 0.56% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% 4Q12 1Q13 2Q13 3Q13 4Q13 CRE C&I RRE Home Equity Other Consumer -0.07% 0.24% 0.83% 0.53% 0.03% 0.04% 0.09% 0.29% 0.84% 1.24% -0.20% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 4Q12 1Q13 2Q13 3Q13 4Q13 CRE C&I RRE Home Equity Other Consumer

15 Commercial Loan Count1 Originated Criticized & Classified Loans to Loans2 1. Multiple loans to one borrower have not been aggregated for purposes of this chart 2. Excludes acquired loans that are marked to market at acquisition. Strong Asset Quality Moving Up Market with Discipline 1,195 185 50 8 1,623 252 101 17 1,841 315 150 25 1,953 350 166 33 - 500 1,000 1,500 2,000 $1M to $5M $5M to $10M $10M to $20M >$20M 4Q10 4Q11 4Q12 4Q13 4.19% 4.38% 4.07% 3.91% 4.00% 2.81% 2.88% 2.69% 2.44% 2.67% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 4Q12 1Q13 2Q13 3Q13 4Q13 Criticized Classified

5.00 5.11 5.16 5.26 7.18 7.38 7.55 7.67 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 1Q13 2Q13 3Q13 4Q13 B ill io n s CRE C&I 3.7 3.6 3.5 3.5 2.6 2.7 2.7 2.7 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.7 0.9 1.2 1.5 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 1Q13 2Q13 3Q13 4Q13 B ill io n s Indirect Auto Credit Card Other Consumer Home Equity Residential RE Continued Momentum in Loan Growth Average Commercial Loans Average Consumer Loans $ billions $ billions  9% annualized increase in average loans QOQ  Strong growth in specialized business units offsetting elevated CRE paydowns  Double-digit growth in Middle Market lending  Continued momentum in indirect auto lending platform $12.7 $12.2 $7.7 16 $12.5 $7.8 $8.1 $8.3 $12.9

2% 18% 4% 11% 9% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% NY WPA EPA NE Other Consistent Commercial Loan Growth Across Regions and Business Units Notes: Average balances. Growth rates are annualized. Balances include small business loans that roll up into retail segment. * Includes capital markets, community development and the Tri-state region. QOQ Commercial Growth by Region QOQ Commercial Growth by Business Unit $5.7 $1.7 $2.3 $2.5 $3.4 $3.4 $4.3 $0.9 $0.6 $0.3 Average Loan Balance (billions) $0.7 * 11% 5% -4% 30% 4% 86% -10% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Middle Market Business Banking CRE Equipment Finance Capital Markets Others 17

Consumer Finance

$ in millions

	3Q13	4Q13	QOQ Δ
Indirect Auto			
Period end loan balance	$1,339	$1,544	15%
Origination Volume	$379	$317	-17%
Origination Yield	3.11%	3.06%	-5 bps
# of dealers	1,159	1,187	8%
% of used units	65%	65%	-
Credit Card			
Period end loan balance	$312	$325	4%
Purchase Volume	$254	$258	2%
Interchange Fee Income	$4.8	$4.9	2%
Total Active Accounts (Units)	152,469	155,587	2%
Mortgage Banking			
Total Origination Volume	$530	$269	-49%
Retail Origination Volume	$430	$253	-41%
Purchase Volume	$256	$165	-36%
HFS Lock Volume	$206	$149	-28%
Application Volume	$417	$349	-16%

- **Indirect Auto**
  - Net origination yield of 3.06%, 5 bps below Q3
  - $317 million in originations in 3Q13, down 17% from seasonal high in 3Q
    - Average FICO of 754 on new originations during the quarter, consistent with prior quarter
    - 65% of originations are for used vehicles at new car dealers
    - Average loan size of $22,500

- **Credit cards**
  - Record purchase volume in quarter driven by seasonality and success of targeted marketing campaigns

- **Residential Lending**
  - Mortgage banking revenues increase 21% QOQ due to higher servicing income
  - Application volumes decrease 16% on higher rates and seasonality
  - Purchase volumes account for 61% of total production in quarter
  - HELOC: 3rd consecutive quarter of growth driven by targeted promotional campaigns

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$4.65 $4.47 $4.71 $4.79 $4.88 $4.18 $4.38 $4.50 $4.48 $4.73 32% 32% 34% 35% 36% 4Q12 1Q13 2Q13 3Q13 4Q13 Noninterest-bearing Interest-bearing Percent of total deposits  Transactional deposits represent 36% of total deposits in Q4, up from 32% a year ago  Interest-bearing deposit cost of 23 bps consistent QOQ  Transactional deposits increase 14% annualized QOQ  Seasonal increase in customer average balances  Mobile banking adoption rates continue to outperform expectations  More than 140,000 customers have registered since inception in January 2013  Remote deposit capture to be launched in Q1  Over 60 branches consolidated since 2011, ten more planned in Q1 2014  FTE per branch consistent with prior quarter as bank transitions to universal banking model Retail: Focus on Checking Account Growth Average Transactional Deposits $9.27 $9.22 $8.85 $8.83 $9.60 ($ billions) 19

GAAP to non-GAAP Reconciliation 20 (in thousands) 4Q12 3Q13 4Q13 Total net interest income on operating basis (Non-GAAP) 268,566$ 277,540$ 280,278$ Additional premium amortization on securities portfolio (16,280) - - Total reported net interest income (GAAP) 252,286$ 277,540$ 280,278$ Total noninterest expense on operating basis (Non-GAAP) 235,106$ 231,193$ 227,148$ Merger and acquisition integration expenses 3,678 - - Total reported noninterest expense (GAAP) 238,784$ 231,193$ 227,148$ Reconciliation of operating efficiency ratio to reported efficiency ratio: Operating efficiency ratio (Non-GAAP) 65.24% 62.66% 61.46% Nonoperating income, gross of tax 3.08 - - Nonoperating expenses, gross of tax 1.07 - - Reported efficiency ratio (GAAP) 69.39% 62.66% 61.46% Quarter ended Quarter ended September 30, 2013 (in 000s) December 31, 2013 (in 000s) Computation of Average Tangible Assets: Total average assets 37,093,236$ 37,378,780$ Less: Average goodwill and other intangibles (2,553,647) (2,546,031) Average tangible assets 34,539,589$ 34,832,749$ C mputation of Average Tangible Common Equity: Total average stockholders' equity 4,932,949$ 4,984,003$ Less: Average goodwill and other intangibles (2,553,647) (2,546,031) Less: Average preferred stockholders' equity (338,002) (338,002) Average tangible common equity 2,041,300$ 2,099,970$ Reconciliation of net interest income on operating basis to reported net interest income: Reconciliation of noninterest expense on operating basis to reported noninterest expense: